UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Sinoenergy Corporation
(Exact name of registrant as specified in its charter)

Nevada	84-1491682
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

1603-1604, Tower B Fortune Centre Ao City, Beiyuan Road, Chaoyang District,
Beijing, People’s Republic of China, 100107
(Address of principal executive offices)  (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act.
Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, $0.001 par value	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this Form relates:  Not Applicable

Explanatory Note

This Registration Statement on Form 8-A is being filed by Sinoenergy Corporation, a Nevada corporation (the “Company”) in connection with the registration of its common stock, $0.001 par value (the “Common Stock” ), under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act” ) and the listing of Common Stock on the The NASDAQ Stock Market LLC. The Common Stock had been registered under Section 12(g) of the Exchange Act.

Item 1.	Description of The Company’s Securities to be Registered

The description of the Common Stock of the Company is set forth under the caption “Description of Securities” in the prospectus included in the Company’s Registration Statement on Form SB-2 (File No. 333-136262) filed with the Securities and Exchange Commission on August 3, 2006, as amended (the “Registration Statement”), is hereby incorporated by reference herein. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that is subsequently filed is also incorporated by reference herein.

Item2.	Exhibits

3.1	Restated articles of incorporation (Filed as an exhibit to the 3.1 to the Company’s Current Report on Form 8-K which was filed with the October 4, 2006 and incorporated herein by reference)
3.2
By-laws (Filed as an exhibit to the General Form for Registration of Securities of Small Business Issuers on Form 10-SB which was filed with the Commission on March 27, 2000 and incorporated herein by reference)

3.3	Certificate of designation for the series A preferred stock (Filed as an exhibit to the Company’s Form 8-K report which was with the Commission on October 4, 2006 and incorporated herein by reference)

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: July 23, 2008	SINOENERGY CORPORATION

	By:	/s/ Bo Huang
Bo Huang
Chief Executive Officer